Investor and Media Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for Napster
(415) 217-7722
alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER POSTS RECORD REVENUES
AND POSITIVE CASH FLOW

LOS ANGELES - August 1, 2007 - Napster (Nasdaq: NAPS) today reported financial results for its fiscal first quarter ended June 30, 2007.

“Napster hit record revenues of $32.3 million, posted its first quarter of positive cash flow and substantially narrowed its loss on a sequential and year-over-year basis,” said Chris Gorog, chairman and CEO of Napster. “Generating positive cash flow is a significant milestone for Napster as we continue our drive toward profitability. Napster has substantially lowered its subscriber acquisition costs, and the benefits are clear in our results. With Napster now generating cash and with over $67 million on our balance sheet, we believe we are in a strong position to drive our business forward for the foreseeable future and are well positioned to maximize the opportunity presented by the hundreds of millions of Napster-compatible cell phones that are projected to hit the market.”

Net revenue for Napster’s first quarter of fiscal 2008 grew to $32.3 million, up 15 percent from $28.1 million in the prior year quarter and up from $29.1 million in the fourth quarter of fiscal 2007. Net loss for the first quarter of fiscal 2008 was $4.2 million, or $0.10 per basic and diluted share, compared to a net loss of $8.5 million, or $0.20 per basic and diluted share, in the fourth quarter of fiscal 2007 and to a net loss of $9.8 million, or $0.23 per basic and diluted share, in the first quarter of fiscal 2007.

Napster ended the first fiscal quarter with $67.1 million of cash, cash equivalents and short-term investments, an increase of $600,000 from the prior quarter.

Excluding the anticipated decrease in university subscribers, Napster’s paid subscriber base decreased a net 2.5% in the first quarter reflecting normal summer seasonality.  First quarter subscriber results incorporate the loss of 40,000 university subscribers partially offset by certain foreign mobile subscribers that had not been reported to Napster by its partners as of March 31, 2007.

Business Outlook
“We expect to deliver another cash flow positive quarter in our second fiscal quarter with revenues of approximately $30 million, reflecting a 20% year-over-year revenue increase during the slower summer season. We are projecting a significant up-tick in revenue growth in the second half of our fiscal year as our marketing partnerships and mobile initiatives gain traction. Specifically, we expect revenues to increase to at least $33 million in the December quarter,” said Nand Gangwani, Napster’s chief financial officer.

Corporate Highlights

Napster recently:

•
Announced a broad marketing campaign with Toshiba America Information Systems, Inc., Digital Products Division, that will put Napster To Go at the fingertips of customers who purchase Toshiba Satellite(R) and Qosmio(R) notebook computers in the United States. Napster will be pre-loaded on Toshiba’s notebook computers for one-click access straight out of the box.

•
Launched Napster Mobile’s unlimited over-the-air (OTA) music subscription service with NTT DoCoMo, Japan's largest wireless carrier. The service is now available across the complete line of DoCoMo's 904i handsets, including new Napster-compatible products from Mitsubishi, Fujitsu, NEC, Panasonic and Sharp. This marks the first-ever deployment of the ground-breaking Napster Mobile service that seamlessly integrates OTA subscription and the PC-based Napster To Go subscription service for one price.

•	Announced that Napster Mobile has been deployed with nine carriers across Asia, the U.S., and Europe on a wide range of top handsets.

•
Announced with Ericsson an agreement with Swisscom Mobile, the largest Swiss mobile operator, to become that company's exclusive mobile music service provider with Napster Mobile. The service will give Swisscom Mobile subscribers access to the easy-to-use Napster-branded mobile music service and its extensive music selection.

Conference Call Information
The Napster first-quarter teleconference and webcast is scheduled to begin at 2:00 p.m. PDT on Wednesday, August 1, 2007. To participate on the live call, analysts and investors should dial 800-257-7087 at least ten minutes prior to the call. Napster will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site at http://investor.napster.com.

About Napster
Napster, the pioneer of digital music, offers the ultimate in interactive music experiences, creating better ways to discover, share, acquire and enjoy music -- anytime, anywhere. The company's offerings include "Napster" (http://www.Napster.com) -- the most popular on demand music subscription service in the world; "Freenapster" (http://www.freenapster.com) -- a unique Web experience offering free on demand music legally; and "Napster Mobile" -- one of the industry's fastest growing mobile music platforms. Headquartered in Los Angeles, Napster's services are available in markets across North America, Europe and Japan.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release, including the Company’s statement that it believes it is in a strong position to drive its business forward for the foreseeable future and is well positioned to maximize the opportunity presented by the hundreds of millions of Napster-compatible cell phones that are projected to hit the market and all of the statements under the heading “Business Outlook” above are forward-looking statements that are subject to certain risks and uncertainties such as our limited operating history; failure to develop new products and services; flaws inherent in our products or services; decreased demand for our products and services; failure of our products to interoperate with the hardware products of our customers; the adoption rate of mobile platforms as a method of digital music purchase, including the rate of adoption of music-enabled cell phones compatible with the Company’s service offerings; intense and varied competition; failure to maintain relationships with strategic partners and content providers; and general economic conditions; that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster's reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 1, 2007, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2007 Napster, LLC. All rights reserved. Napster is a registered trademark of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are owned by their respective owners.

NAPSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

As of

June 30, 2007
March 31, 2007

 ASSETS

 Current assets:

 Cash and cash equivalents
$
30,664
$
30,069

 Short-term investments
36,396
36,414

 Accounts receivable, net of allowance for doubtful accounts of $18   at June 30, 2007 and $10 at March 31, 2007
1,865
1,418

 Prepaid expenses and other current assets
5,500
6,547

 Total current assets
74,425
74,448

 Property and equipment, net
4,578
4,736

 Goodwill
34,658
34,658

 Identifiable Intangible assets, net
6,190
7,729

 Other assets
203
158

 Total assets
$
120,054
$
121,729

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:

 Accounts payable
$
1,708
$
2,231

 Accrued liabilities
25,940
23,574

 Deferred revenues
7,449
7,601

 Total current liabilities
35,097
33,406

 Long-term liabilities

 Deferred income taxes
3,779
3,548

 Other long-term liabilities
66
69

 Total liabilities
38,942
37,023

 Stockholders' equity:

 Common stock, $0.001 par value; Authorized: 100,000 shares;   Issued and Outstanding: 46,395 shares at June 30, 2007   and 44,770 shares at March 31, 2007
46
45

 Additional paid-in capital
263,342
262,730

 Accumulated deficit
(182,438)

(178,194)

 Accumulated other comprehensive income
162
125

 Total stockholders' equity
81,112
84,706

 Total liabilities and stockholders' equity
$
120,054
$
121,729

NAPSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

Three Months Ended

June 30,

2007
2006

 Revenues:

 Service
$
32,193
$
28,047

 Product and license
61
69

 Total revenues
32,254
28,116

 Cost of revenues:

 Service
23,221
19,007

 Product and license
230
115

 Total cost of revenues
23,451
19,122

 Gross margin
8,803
8,994

 Service gross margin %
28%

32%

 Product and license gross margin %
(277)%

(67)%

 Gross margin %
27%

32%

 Operating expenses:

 Research and development
2,712
2,937

 Sales and marketing
3,991
10,471

 General and administrative
5,965
5,988

 Amortization of intangible assets
1,539
-

 Total operating expenses
14,207
19,396

 Loss from operations
(5,404)

(10,402)

 Other income, net
1,431
1,181

 Loss before income tax provision
(3,973)

(9,221)

 Income tax provision
(271)

(267)

 Loss from unconsolidated entity
-
(330)

 Net loss
$
(4,244)

$
(9,818)

 Basic and diluted net loss per share
$
(0.10)

$
(0.23)

 Weighted average shares used in computing net loss per share

 Basic and diluted
43,408
43,097